Exhibit 99.1

IGC Expands Infrastructure Development Capabilities with Acquisition

Accelerates Initiatives & Suite of Service Offerings for the Legal Cannabis Farming Marketplace

Bethesda, February 16, 2016 (GLOBENEWSWIRE) -- India Globalization Capital, Inc. (IGC) announces today that it has acquired Cabaran Ultima, a 30-year-old international project development company for a consideration of 998,571 shares of IGC common stock for a purchase price of $229,671.

Cabaran Ultima is a dynamic project development and management company with expertise in several key segments including, a) building infrastructure to support growing and extraction of medical grade oils from plants; b) managing the construction of high-end luxury complexes such as service apartments, luxury condominiums and hotels; and c) design and development of other large infrastructure.

Cabaran Ultima reported profits of $1M for the Financial Year Ended 2015. For the upcoming financial year Cabaran Ultima forecasts $5M in revenue and $1.5M in profit.  Cabaran Ultima has several international projects under management including the build-out of seven luxury complexes in Genting, Malaysia.  Genting is a hill resort one hour from Kuala Lumpur that boasts many attractions including a casino, the world’s largest hotel, and several highlands farms.

Mr. Ram Mukunda, CEO of IGC commented, “We began discussing a strategic alliance with Cabaran Ultima where they would help direct our efforts to build and manage state of the art infrastructure critical in the growing and processing of pharmaceutical grade cannabis in states where it is legal.  This capability is critical to IGC as this potentially high growth sector matures over the coming decade.”

Mukunda added, “As our discussions progressed, it became apparent to both that there was a much bigger opportunity here and our discussions became quickly centered on a merger.  For one, this acquisition furthers our articulated short-term goal of becoming profitable.  In India, and in Malaysia, we expect to manage the construction of high-end luxury complexes that include apartments, and retail stores. We also see this as a way to unlock some of the land assets we have in India, while integrating the Company further into cannabis infrastructure.”

Mr. Chua Seong Seng, Managing Director of Cabaran Ultima added, “We are very excited with the US market where we can bring our talent and expertise to design, build and manage the agro infrastructure of the emerging cannabis market.  We have expertise in agriculture infrastructure having built a bio-fuels plant as well as pharmaceutical grade extraction facilities for the extraction of various oils, vertical farms, and tissue culture nurseries. In addition our team has expertise in project managing high end infrastructure in Genting Malaysia and see some great opportunities here in the region including in India.”

About IGC

In the United States, we develop phytocannabinoid-based therapies and build state-of-the art farming facilities that we can eventually use to grow and extract pharmaceutical grade phytocannabinoids. Longer term, we expect to position the company to be a leading provider of cannabinoid based Active Pharmaceutical Ingredients (“API”).  Internationally, IGC engages in leasing, trading and managing infrastructure projects.  IGC has several patent filings for the indications of Pain, Medical Refractory Epilepsy and Cachexia using cannabinoids. We are based in Bethesda, Maryland.

Our website: www.igcinc.us. Twitter @IGCIR

Forward-looking Statements:

Some of the statements contained in this press release that are not historical facts constitute forward- looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or the negative of those terms.  These statements are not a guarantee of future developments and are subject to risks, uncertainties and other factors, some of which are beyond IGC's control and are difficult to predict. Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in our business, our acquisition and diversification strategy, our competitive environment, and governmental, regulatory, political, economic, legal and social conditions.  Except as required by federal securities laws, IGC undertakes no obligation to publicly update any forward- looking statements, whether as a result of new information, future events, or otherwise. Other factors and risks that could cause or contribute to actual results differing materially from such forward- looking statements have been discussed in greater detail in IGC's Form 10- K for fiscal year ended March 31, 2015, and in subsequent reports filed with the U.S. SEC.

Contact:

Claudia Grimaldi
301-983-0998